UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)
February 12, 2008
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pinnacle Airlines Corp. (the “Company”) is in the process of finalizing its fourth quarter 2007 financial statements.  The Company expects to report its fourth quarter 2007 financial results on February 21, 2008.  Although fourth quarter 2007 results are not yet finalized, the Company currently expects to report fourth quarter 2007 fully diluted earnings per share that is twelve to fifteen cents less than the current analyst consensus estimate of $0.45.

The primary cause of the Company’s lower-than-expected earnings relates to the financial performance of the Company’s Colgan Air, Inc. subsidiary (“Colgan”).  During 2007, Colgan generated substantially all of its revenue and income under revenue pro-rate agreements.  In these types of marketing arrangements,  Colgan bears the risk of passenger demand and competition in its markets, and incurs all of the costs associated with branded passenger airline service, including fuel.  The Company expects that Colgan will report an operating loss of approximately $4 to $5 million for the fourth quarter of 2007.  Most airlines with branded service, including Colgan, experienced a significant increase in the cost of fuel during 2007.  The price per gallon that Colgan paid during the fourth quarter of 2007 was 29% higher than the first quarter of 2007, resulting in increased fuel costs of approximately $2.6 million during the quarter.

Colgan’s financial results were also negatively affected by startup costs related to its new Q400 aircraft operations that began on February 4, 2008 under a capacity purchase agreement with Continental Airlines, Inc.  Colgan incurred training costs and lower employee productivity associated with flight crews and mechanics during the fourth quarter in advance of the start of the new Q400 operations.  Further, Colgan’s passenger revenue is subject to seasonal fluctuations, and the fourth quarter of each year is typically a period when passenger demand is low.  Colgan was also affected by weather throughout the Northeast during December, which resulted in the cancellation of a number of Colgan’s flights.

The Company is taking immediate steps to improve Colgan’s financial performance in future periods.  These steps include the introduction of Q400 operations under Colgan’s capacity purchase agreement with Continental Airlines, Inc.  In addition, the Company expects to improve Colgan’s financial performance in its pro-rate operations by transitioning certain underperforming markets operated as US Airways Express in Pittsburgh to the United Express brand at Washington/Dulles International Airport during the first quarter of 2008, moving certain maintenance functions to Washington/Dulles International Airport, thereby eliminating non-revenue producing ferry flights, and other initiatives that are designed to reduce Colgan’s operating costs.  The Company will also evaluate the long-term viability of Colgan’s markets, including markets where Colgan receives Essential Air Service subsidies from the federal government, to determine if each market can achieve long-term sustainable profitability in light of the significantly increased fuel costs that Colgan is incurring.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Peter D. Hunt
Peter D. Hunt
Vice President and Chief Financial Officer
February 12, 2008

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